TMA/Wellness Center USA Agency Agreement

This Agreement dated October 24, 2014 is meant to outline the specific terms and conditions between the parties: TMA [The Medical Alliance] hereafter (Consultant) whose principal business address is 1710 Beach Rd, Atlantic Beach, FL 32233 and Wellness Center USA and its division Psoria Shield hereafter (Company) whose corporate address is 1014 E. Algonquin Rd., Schaumburg, IL 60173.

The Consultant will be authorized by the Company to act as its Agent in commencing certain business discussions related specifically to the Company's controlled entity; Psoria Shield (PS). The scope of the Consultant Agency will be limited to introducing PS to a limited number of the Consultants contacts and clients (third party) who may have a specific interest in evaluating the business opportunity to evaluate the Company and its product and operations and after this evaluation, decide to position as a strategic partner for the Company or to obtain distribution rights to PS products, or to license the technology or to evaluate a possible acquisition or transfer of the PS entity thru stock purchase. The Terms and conditions of this Agreement are as set forth below.

1. Scope of Service: Subject to the terms hereinafter contained, this Agreement will be one of Agency by the Consultant on behalf of the Company. The Consultant /Agent will act solely as an Agent and will have no power to commit or bind the Company to any Agreement with a third party unless specifically authorized by the Company in writing to do so.
2. Term: The Agreement will remain in binding effect for ninety (90) days from execution.
3. Agent duties: The Company will authorize the Consultant to act as its Agent solely for the purpose of introducing the Company to specific third party Consultant contacts and clients with the specific objective of having the third party evaluate a possible business opportunity associated with The Company and its products; specifically Psoriasis Shield. Such third party may consider product distribution, strategic partnering or technology transfer or licensing acquisition rights from the Company. The Consultant will act only as Agent for the Company and all other matters arising from this introduction and discussions will be the responsibility of the Company.
4. Exclusivity: TMA will be the exclusive Agent for the Company with reference to the above section 3, during the initial ninety (90) day

term. Exclusivity shall apply only to Third Party contacts supplied to the Company by the Consultant, and to whom the Company agrees.

5. Materials: The Company will provide materials and documents as needed by the Consultant to prepare a presentation on PS to its contact third party entity.
6. Fee: The Company agrees to pay an amount equal to six (6)% of the computed value of any transaction that occurs between the Company and the Third Party. Such calculations will be negotiated and determined between the Consultant and the Company.
7. Due to the non-defined aspects of the possible business transactions and its value calculation, the Consultant and the Company agree to have the value calculation be determined by Arbitration in the event that the parties cannot reach an agreement as to the fee payable to the Consultant. In the event of any dispute the amount will be determined by arbitration as contained in section 8 below.
8. Fee Payable Date The fee is due and payable to the Consultant by the Company upon execution of any business Agreement that concludes between the Company and the Third party.
9. Retainer: The Company will upon execution of this agreement provide a one time document preparation fee to the Consultant. This fee will be provided by the Company to the Consultant in the form of 35,000 shares certificate of the Company's common shares (WCUI). Consultant acknowledges that such shares certificate will bear a restrictive legend but shall be eligible to trade under Rule-144 at the end of the six month holding period, commencing on the execution date of this Agreement.
10. Renewal: Ten (10) days prior to the expiration of the initial tem, both parties will be required to provide notice in writing if they wish to continue with the Agreement. The renewal is contingent on both parties stated desire to proceed.
11. Continuation of Rights: Any third party contact provided to the Company by the Consultant will be deemed to be covered under the terms of this Agreement for a period of eighteen (18) months from the date of contact. Any fees due and payable to the Consultant under the terms of the Agreement will be due and payable to the consultant in the event that any business transaction occurs between the Company and the identified third party.
12. Notification: The Consultant will appraise the Company in writing of the entity(s) it has identified to commence discussions with as Agent for the Company upon execution of this Agreement and receipt of payment of the retainer.
13. Arbitration. All claims and disputes arising under or relating to this Agreement are to be settled by binding arbitration in the State of Illinois. An award of arbitration may be confirmed in a court of competent jurisdiction.
14. Expansion of services: In the event that The Company wishes to increase the scope of the Agreement service provided by the Consultant, such expanded service will be covered under separate terms and conditions.

15. Jurisdiction: this Agreement will be governed by the laws of the State of Illinois.

The above Parties by signature agree to be bound by the terms and conditions outlined above and by affixing their signatures execute same.

Date:10/24/2014

/s/ Chris Waugh
Chris Waugh partner TMA

/s/ John A. Yorke
John A. Yorke partner TMA

Date:10/24/2014

/s/ Andrew Kandalepas
Andrew J. Kandalepas,
Chairman, Wellness Center USA, Inc.

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